                                                                    Exhibit 11.0
                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------

                                                                       Three Months Ended           Six Months Ended
                                                                          June 30, 1999              June 30, 1999
                                                                      --------------------         ------------------
Net income                                                                 $   1,217,650               $   2,307,357
                                                                           =============               =============

Weighted average shares outstanding - basic and diluted                        2,770,397                   2,806,460
                                                                           =============               =============

Basic and diluted earnings per share                                       $        0.44               $        0.82
                                                                           =============               =============

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